UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)       December 1, 2005

KELLWOOD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-07340	36-2472410

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Kellwood Parkway, St. Louis, Missouri	63017

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code      (314) 576-3100

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On December 1, 2005, Kellwood Company issued a press release which set forth its earnings for the quarter ending October 29, 2005, declared a dividend on its common stock and announced that the Company will restate certain of its historical financial statements. The press release is attached hereto as Exhibit 99.1.

ITEM 4.02        NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Kellwood Company has determined that its methods used at a regional accounting center to accrue for freight, duty and agents’ commission costs related to imports of goods resulted in the understatement of liabilities. The Company identified this issue after the regional accounting center was centralized into the Company’s financial services operations in St. Louis and subsequent review of accounting processes. The accounting error caused an understatement of cost of goods sold in prior periods, resulting in a cumulative overstatement of net income of approximately $5 million as of July 30, 2005. As a result, the Company plans to restate its financial statements for the first two quarters of fiscal 2005 and prior fiscal years, including 2002, 2003 and 2004. The Company also plans to record a $2.5 million (after tax) liability for a Death Benefit program previously deemed immaterial as of January 31, 2004. The restatement for both of these items is expected to reduce net income in the first two quarters of 2005 by less than $0.01 per share. Previously issued financial statements for the first two quarters of 2005 and fiscal years 2002, 2003 and 2004 and related auditors’ reports should not be relied upon until the restatement is complete.

The Company anticipates completing its review of the effects of the restatement on the year-to-date results for 2004 and 2005 prior to filing its Quarterly Report on Form 10-Q for the period ended October 29, 2005 by the extended filing date of December 13, 2005. The Company expects to file amended Forms 10-QA for the first two quarters of 2005 and an amended Form 10-KA for fiscal 2005 in January 2006.

The decision to restate prior financial statements based on these matters was made by the Company on December 1, 2005, upon recommendation of the Audit Committee. The Company has discussed this with its independent registered public accounting firm.

The Company is in process of reviewing the circumstances underlying the restatement and has enhanced its procedures for the recording of freight, duty and agents’ commissions. The Company is in the process of evaluating whether this accounting error was the result of a material weakness in its internal control over financial reporting. If the Company concludes that the material weaknesses existed as of January 31, 2005, then management of the Company will restate its assessment of the effectiveness of the Company’s internal control over financial reporting as of January 31, 2005 originally included in management’s report on Internal Control over Financial Reporting in the Company’s 2005 Annual Report on Form 10-K.

ITEM 8.01	OTHER EVENTS.

In connection with the restatement described in Item 4.02 above, the Company has given notice to the holders of the Convertible Debentures to suspend the use of the Registration Statement on Form S-3 (SEC File No. 333-117833) until the Company’s amendments to its Annual Reports on Form 10-K for the years ending January 29, 2005, January 31, 2004 and February 1, 2003, as well as amendments to its Quarterly Reports on Form 10-Q for the quarters ending July 30, 2005 and April 30, 2005 reflecting the restatements are filed with the Securities and Exchange Commission.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits
	Exhibit Number	Description
	99.1	Press Release issued December 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLWOOD COMPANY

(Registrant)

DATE December 1, 2005	BY	/s/ Thomas H. Pollihan

Thomas H. Pollihan
Executive Vice President, Secretary
and General Counsel